Exhibit 32.1

                  Certification of Periodic Financial Report



     Pursuant to 18 U.S.C. 1350, the undersigned, Richard A. Bianco, the Chief Executive Officer of AmBase Corporation (the "issuer"), hereby certifies that the report on Form 10-Q accompanying this certification (the "report") fully complies with the requirements of section 13(A) or 15(d) of the Securities Exchange Act of 1937 (15 U.S.C. 78 m or 78o(d)) and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.



/s/ Richard A. Bianco
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Richard A. Bianco
Chairman, President and Chief Executive Officer
(Chief Executive Officer)
AmBase Corporation
November 12, 2003